UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549	OMB APPROVAL
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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported )	September 11, 2007

Vermillion, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-31617	33-059-5156
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6611 Dumbarton Circle Fremont, CA	94555
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(510) 505-2100

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01          Entry into a Material Definitive Agreement

On September 12, 2007, Vermillion, Inc. (the “Company”) entered into a Third Amendment to Rights Agreement with Wells Fargo, N.A. (“Wells Fargo”), as rights agent, dated as of September 11, 2007 (the “Third Amendment”), which amends the Preferred Shares Rights Agreement, dated as of March 20, 2002, between the Company (f/k/a Ciphergen Biosystems, Inc.) and Continental Stock Transfer & Trust Company, as amended by the Amendment to Rights Agreement, dated as of July 22, 2005, by and between the Company and Wells Fargo, and the Second Amendment to Rights Agreement, dated as of September 30, 2005, by and between the Company and Wells Fargo.  A copy of the Third Amendment is filed as Exhibit 10.1 hereto.

Among other things, the Third Amendment provides that Phronesis Partners LP (“Phronesis”) and its affiliates shall not be deemed to be an “Acquiring Person” solely by reason of the execution, delivery, performance or consummation of the transactions contemplated under the Securities Purchase Agreement, dated as of August 23, 2007, by and among the Company and the purchasers party thereto, and the Warrant (or the exercise of the Warrant), dated as of August 29, 2007, between the Company and Phronesis.  Therefore, no rights shall be distributed to holders of the Company’s common stock in connection with such acquisition by Phronesis.

Item 9.01           Financial Statements and Exhibits.

(c) Exhibits

Exhibit Number	Description

10.1	Third Amendment to Rights Agreement, dated as of September 11, 2007, by and between Vermillion, Inc. and Wells Fargo Bank, N.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERMILLION, INC.

By:	/s/ Debra A. Young
	Name:	Debra A. Young
	Title:	Vice President of Finance and Chief Financial Officer

Date:  September 12, 2007